Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

FOR IMMEDIATE RELEASE

OmniComm Systems Signs Letter of Intent to Acquire Certain Assets of Algorithm and its Subsidiary Algorics

Acquisition Will Expand OmniComm’s Product Line With Data Analytics and Risk-Based Monitoring Solutions

Fort Lauderdale, FL, November 21, 2017 - OmniComm Systems, Inc. (OTCQX: OMCM), a leading global provider of clinical data management technology, and Algorithm, Inc. and its subsidiaries Algorics Ltd. and Algorithm Informatics Pvt. Ltd. (collectively, “Algorics”), have signed a letter of intent (“LOI”), under which OmniComm will acquire certain assets and assume certain liabilities of Algorics, a provider of clinical analytics solutions and software. By combining forces, the companies expect increased operating efficiency, strengthened traction in the maturing risk-based approach solution area, new marketing opportunities and an expanded portfolio of electronic data capture (EDC) solutions for the global clinical trials industry. The transaction would also provide OmniComm with an office in India, a country of growing importance in the clinical trials market.

The proposed acquisition will cement the existing collaboration between the companies and provide OmniComm with access to advanced data analytics capabilities and specialized algorithms, including artificial intelligence/machine learning, developed by Algorics.

“We’ve been partnering with OmniComm for the last two and a half years. The companies are a very good fit culturally, with a high compatibility of technologies and shared vision for clinical trials innovation,” said Nithiya Ananthakrishnan, CEO and founder of Algorics. “Algorics has developed algorithms and software to address the increasing demands from global regulatory bodies for reduced regulatory risk, improved quality and compliance with real-time insight. Joining OmniComm will accelerate our goal of becoming the best-in-class solution for risk-based monitoring and clinical data analytics. We look forward to bringing additional competitive advantages to OmniComm’s customers by delivering end-to-end RBM solutions and specialized data analytics expertise.”

With two decades of operating experience, OmniComm will provide the Algorics team with an established and expanding marketplace. The acquisition will enable OmniComm to diversify and increase its product line. Additional benefits include:

●	Enhanced real-time and cross-study reporting capabilities for OmniComm’s TrialMaster® and TrialOne® product lines.
●	AI/Machine-learning capabilities for remote monitoring of research sites.
●	End-to-end risk management framework in compliance with the recent ICH GCP E6 Addendum.
●	Expanded regional customer support in the Asia-Pacific market.
●	An office in India, which has become increasingly important for research and development initiatives in the pharmaceutical market.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

“This acquisition fills a strong need for our customer base in the area of data aggregation and analytics, cross-study reporting and risk-based monitoring support,” said Stephen Johnson, president and CEO of OmniComm. “The Acuity platform from Algorics perfectly complements and integrates with our TrialMaster EDC platform to improve clinical trials data quality, enhance our current risk-based monitoring capabilities and enable our clients to make better, real-time decisions throughout their clinical research.”

OmniComm and Algorics both use the Microsoft Technology Stack, so the integration with TrialMaster and TrialOne is seamless, Mr. Johnson added.

No finder's fees are payable as a result of the proposed acquisition. Completion of the proposed acquisition is subject to a number of conditions including, but not limited to completion of satisfactory due diligence during a ninety (90) day due diligence period, the negotiation and execution of a definitive asset purchase agreement and approval of the Board of Directors of OmniComm. There can be no assurance that the transaction will be completed as proposed. The proposed acquisition is expected to close by the first quarter of 2018.

About Algorics

Algorics brings together a team of highly experienced software and life science professionals, united behind a single goal: to provide innovative risk-based monitoring and clinical analytics solutions and software to the global life sciences industry with consistent and reliable quality. Please visit www.algorics.com for more information.

About OmniComm Systems, Inc.
OmniComm Systems, Inc. is a leading strategic software solutions provider to the life sciences industry. OmniComm is dedicated to helping the world’s pharmaceutical, biotechnology, contract research organizations (CROs), diagnostic and device firms, and academic medical centers maximize the value of their clinical research investments. Through the use of innovative and progressive technologies, these organizations drive efficiency in clinical development, better manage risks, ensure regulatory compliance and manage their clinical operations performance. OmniComm provides comprehensive solutions for clinical research with an extensive global experience from more than 5,000 clinical trials. Please visit www.omnicomm.com for more information.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

Trademarks
OmniComm, TrialMaster, TrialOne, and Promasys are registered trademarks of OmniComm Systems, Inc. Other names may be trademarks of their respective owners.

Forward Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of OMCM and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of any financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of closing relating to the planned acquisition; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief and any statements of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the ability of OMCM to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the difficulty of keeping expense growth at modest levels while increasing revenues; the challenges of integration and restructuring associated with the acquisition and the challenges of achieving anticipated synergies; the possibility that the planned acquisitions may not close and the other risks and uncertainties detailed in Part I, Item 1A. "Risk Factors," in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in the Company’s other filings made from time to time with the SEC (copies of which may be obtained through the Investor Relations portion of the Company’s website under "SEC Filings").

The Company assumes no obligation to and does not intend to update these forward-looking statements.

Contact Info

Investor Relations
OmniComm Systems, Inc.
+1.954.473.1254
INVREL@OmniComm.com

Nithiya Ananthakrishnan

Algorics

+91.997.279.9442

Nithiya@algorics.com

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Tokyo Japan